HOLIDAY RAMBLER CORPORATION
                           EMPLOYEES' RETIREMENT PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989

                                    RECITALS

   A. Effective as of January 1, 1984, Holiday Rambler Corporation (the "Employer") established a profit sharing plan known as the Holiday Rambler Corporation Employees' Retirement Plan to provide financial benefits to the Employer's eligible employees upon retirement and to their dependents and beneficiaries in the event of death or disability.

   B.   The following instrument is intended to amend and restate the Plan.

   C. Society National Bank, Indiana, Elkhart, Indiana (the "Trustee") is the Trustee of the Plan.

   D. The Plan, as amended and restated, is designed to meet the requirements of the relevant provisions of federal law governing defined contribution retirement plans including, but not limited to, the Internal Revenue Code of 1986 (Code) and the Employee Retirement Security Act of 1974 (ERISA).

   E. The provisions of this Plan shall apply only to an Employee whose employment is terminated on or after January 1, 1989, which is the date that this amended Plan becomes operative.

                              TERMS AND CONDITIONS

                                    ARTICLE I

                            Eligibility Requirements

   1.01      Required Age and Service.

             (a) Plan Years Prior To January 1, 1990. For Plan Years beginning prior to January 1, 1990, an Employee, unless such Employee irrevocably elects in writing not to become a Participant pursuant to Section 1.04, shall become a Participant as of the January 1st following the date on which the Employee first completes the following eligibility requirements if the Employee is still employed on such entry date:

                  (1)  Attainment of age 18; and

                  (2)  Completion of 250 Hours of Service within any three
                       (3) consecutive month period within the same Plan Year

             (b) Plan Years After December 31, 1989 But Prior To January 1, 1992. For Plan Years beginning after December 31, 1989, an Employee, unless such Employee irrevocably elects in writing not to become a Participant pursuant to Section 1.04, shall become a Participant as of the January 1 or July 1 following the date on which the Employee first completes the following eligibility requirements if the Employee is still employed on such entry date:

                  (1)  Attainment of age 18; and

                  (2)  Completion of one (1) Year of Service.

             (c) Plan Years After December 31, 1991. For Plan Years beginning after December 31, 1991, an Employee, unless such Employee irrevocably elects in writing not to become a Participant pursuant to Section 1.04, shall become a Participant as of the January 1 or July 1 following the date on which the Employee first completes the following eligibility requirements:

                  (1)  Attainment of age 18; and

                  (2) Completion of 500 Hours of Service within a six (6) consecutive month period of employment with the Employer.

   1.02 Plan Information. The Plan Administrator shall make available to all Participants relevant information concerning their rights under this Plan.

   1.03      Participant Cooperation.  Each Participant agrees to:

             (a) look solely to the assets of the Plan for the payment of any benefits to which such Participant is entitled unless otherwise provided by law; and

             (b) execute and complete such applications or other forms required by the Trustee.

   1.04 Election Not to Participate. An Employee may make an irrevocable election not to participate in the Plan upon the Employee's commencement of employment or upon the Employee's first becoming eligible to participate in the Plan. The Employee's election not to participate shall be in writing and shall specify whether the election is full or partial. A partial election is an election to have a specified percentage or amount of compensation contributed by the Employer to the Plan during the duration of the Employee's employment. Nothing in this Section 1.04 shall be interpreted to preclude alteration in a Participant's Elective Deferrals pursuant to Section 2.02.

   1.05 Rehired Participant. A former Participant whose employment with the Employer was terminated for any reason and who is rehired by the Employer shall re-enter the Plan as a Participant as of the first day of any calendar quarter following the date on which he is rehired unless he elects in writing not to become a Participant pursuant to the provisions of Section 1.04.

   1.06      Transfers.

             (a) Eligible to Ineligible Status. If a Participant is transferred from a class of Employees eligible to participate in the Plan to a class of Employees ineligible to so participate, such transferred Participant shall be suspended from participation in the Plan. Suspension shall mean that such Participant does not share in the allocation of any Employer Contributions or forfeitures for the portion of the Plan Year or Plan Years that the Participant is a member of an ineligible class of Employees. A suspended Participant shall, however, continue to receive credit for Years of Vesting Service for service with the Employer as a member of an ineligible class of Employees.
                  A suspended Participant's Account shall continue to be adjusted for changes in market value pursuant to Section
                  2.06. Distribution of the Participant's Account shall be made upon the Participant's termination of employment with the Employer. If the suspended Participant is ever transferred back to a class of Employees eligible to participate in the Plan, the Participant shall immediately recommence full participation in the Plan upon the date of such transfer.

             (b) Ineligible to Eligible Status. If an Employee of the Employer is transferred from a class of Employees not eligible to participate in this Plan to a class of Employees eligible to participate in this Plan, such Employee's period of employment with the Employer shall be counted for vesting and eligibility purposes. After such an Employee becomes a Participant, such Employee's rights to an allocation of Employer Contributions and forfeitures will be determined under the provisions of Section 2.03 and will be based only on Compensation earned while in an eligible class of Employees.

                                   ARTICLE II

                          Contributions and Adjustments
                                   to Accounts

   2.01 Kinds of Contributions. The Plan permits the following five (5) kinds of contributions:

             (a)  Elective Deferral Contributions as explained in Section
                  2.02(a);

             (b)  Qualified Matching Contributions as explained in Section
                  2.02(e);

             (c) Qualified Nonelective Contributions as explained in Section 2.02(e);

             (d) Nondiscretionary Employer Matching Contributions as explained in Section 2.03(a); and

             (e) Discretionary Employer Matching Contribution as explained in Section 2.03(b).

             The Trustee shall establish Accounts for each Participant. Each Participant's Account shall reflect and account for the five (5) different kinds of contributions which may be made under the Plan. The maintenance of Accounts is only for accounting purposes and segregation of the assets of the Plan to such Accounts shall not be required.

   2.02       Elective Deferrals.

             (a) Amount. Each Plan Year a Participant may choose to enter into a written salary reduction agreement with the Employer. This agreement will apply to all payroll periods within the Plan Year. The terms of the salary reduction agreement shall provide that the Participant agrees to accept a reduction in a salary from the Employer equal to any whole percentage of his Compensation for the Plan Year not less than one percent (1%) nor more than sixteen percent (16%) of such Compensation. In addition, no Participant shall be permitted to have any Elective Deferrals made under the Plan during any calendar year in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year. The Employer shall contribute the Participant's Elective Deferrals to the Plan for each Plan Year. A Participant shall at all times have a 100 percent Vested Interest in his Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions and any earnings on them.

             (b)  Deadline for Election.   Each Participant who decides to
                  enter into a salary reduction arrangement must sign and file with the Plan Administrator a written salary reduction agreement on forms provided by the Plan Administrator. The written agreement must be filed at least 14 days prior to the change date for which it is to become effective. A Participant may alter the percentage of his Elective Deferrals on the change dates of January 1, April 1, July 1, or October 1. Except as provided in Section 2.02(c), the salary reduction agreement may not otherwise be changed without the written consent of the Plan Administrator.

             (c)  Discontinuance of Elective Deferrals.   A Partici-  pant
                  may elect at any time to discontinue his salary reduction agreement for a Plan Year by filing a written notice of discontinuance with the Plan Administrator on forms provided by the Plan Administrator. The discontinuance shall be effective for the first payroll period occurring on or after the date that the election is received by the Plan Administrator. A Participant who has discontinued his salary reduction agreement for a Plan Year shall not be permitted to enter into a new salary reduction agreement until a change date specified in Section 2.02(b).

                  Effective January 1, 1994, a Participant whose employment is terminated with the Employer shall be considered to have automatically elected to discontinue his salary reduction agreement as of the date that the termination becomes effective. Compensation paid by the Employer to such Participant after such effective date of termination shall not be subject to any salary reduction.

             (d)  ADP Tests.     The Plan Administrator or the Employer may
                  amend or revoke a salary reduction agreement with any Participant at any time if either the Plan Administrator or the Employer determines that such revocation or amendment is necessary to prevent a Participant's annual addition from exceeding permissible limits or to meet at least one of the following discrimination tests of Section 401(k) of the Code:

                  (1)  1.25 Test.     The Actual Deferral Percentage ("ADP")
                       for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2)  200% Test.     The ADP for Participants who are Highly
                       Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

                  (3)  Special Rules:

                       (i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contribution, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualifying Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Code Section 401(k).

                      (ii) If this Plan satisfies the requirements of Code Sections 401(k), 401(a), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code
                            Section 401(k) only if they have the same Plan
                            Year.

                     (iii) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members. Family Members with respect to such Highly Compensated Employee shall be disregarded as separate employees in determining the ADP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

                       (iv) For purposes of determining the ADP test,
                            Elective Deferrals, Qualified Nonelective
                            Contributions and Qualified Matching
                            Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                       (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                      (vi) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as prescribed by the Secretary of the Treasury.

             (e)  Qualified Nonelective and Qualified Matching
                  Contributions. The Employer may elect to make Qualified Nonelective Contributions or Qualified Matching Contributions, or both, to the extent necessary to meet the ADP test or the ACP Test, or both, pursuant to regulations under the Code. Subject to such other requirements as may be prescribed by the Secretary of the Treasury, the amount of such contributions taken into account as Elective Deferrals shall be only those amounts necessary to meet the ADP tests set forth in Section 2.02(d).

             (f)  Excess Elective Deferrals.    A Participant may assign to
                  the Plan any Excess Elective Deferrals made during the Participant's taxable year by notifying the Plan Administrator on or before the March 1st following the close of such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. Excess Elective Deferrals, plus any income and minus any loss allocable thereto shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.
                  Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to the Excess Elective Deferrals is the sum of:

                  (1) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction. The numerator of the fraction is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

                  (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

             (g)  Excess Contributions.    Excess Contributions, plus any
                  income and minus any loss allocable to them shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are not distributed within 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of Code
                  Section 414(q)(6) shall be allocated among the Family
                  Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family
                  Member that is combined to determine the combined ADP. The following shall also apply:

                  (1)  Annual Addition.    Excess Contributions (including
                       the amounts recharacterized) shall be treated as annual additions under the Plan.

                  (2)  Determination of Income or Loss.   Excess
                       contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (i) income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction. The numerator of such fraction is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                  (3) Accounting for Excess Contributions. Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

             (h)  Excess Aggregate Contributions:

                  (1) General. Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

                  (2)  Determination of Income or Loss.   Excess Aggregate
                       Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction. The numerator of such fraction is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and
                       (ii) ten percent (10%) of the amount determined under
                       (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                  (3) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions shall be reallocated to the accounts of Nonhighly Compensated Employees pursuant to the provisions of Section 2.05.

                  (4)  Accounting for Excess Aggregate
                       Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro rata basis from Participant's Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both).

             (i) Permissible Distributions. The Participant's Account consisting of Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Employer Contributions and earnings on such amounts may be distributed after the Participant's attainment of age 59-1/2, death, becoming Disabled or separation from service. The Participant's Account shall be distributed in accordance with Articles III, IV and V. Such amounts may also be distributed upon the occurrence of any of the following events:

                  (1)  Plan Termination.   Termination of the Plan by the
                       Employer without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Code Section 408(k).

                  (2)  Disposition of Assets.   The disposition by the
                       Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the Employer if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

                  (3)  Disposition of Subsidiary.    The disposition by the
                       Employer to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

                  (4) Hardship. The hardship of the Participant as described in Section 3.05.

                  All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, that are triggered by paragraphs (1), (2), or (3) above must be made in a lump sum.

   2.03      Employer Contributions.

             For each Plan Year the Employer shall make the Employer Contributions described in Section 2.03(a) and may make the Employer Contributions described in Section 2.03(b):

             (a)  Matching Employer Contribution.

                  (1) General. For each Plan Year during which the Employer does not have negative retained earnings, the Employer shall make a Matching Employer Contribution on or before the time for filing the Employer's tax return for such Plan Year. The amount of any such Matching Employer Contribution shall be equal to one hundred percent (100%) of the first three percent (3%) of Compensation deferred by Qualifying Participants who made Elective Deferrals under the salary reduction agreements described in Section 2.02 for the Plan Year. The amount shall be calculated before contributions to the Plan and prior to deductions for taxes on income. Calculation shall be done in accordance with generally accepted accounting principles. Any Matching Employer Contributions must meet the nondiscrimination requirements of Code
                       Section 401(a)(4) and the Average Contribution Percentage (ACP) test of Code Section 401(m).

                       The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                       (i)  The ACP for Participants who are Highly
                            Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are

                            Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                      (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly compensated Employees by more than two (2) percentage points.

                  (2) Special Rules. The following special rules shall apply:

                       (i) If the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests under this Plan exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

                       (ii) For purposes of this section, the Contribution
                            Percentage for any Participant who is a Highly Compensated Employee who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in
                            Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code
                            Section 401(k).

                      (iii) If this Plan satisfies the requirements of
                            Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                       (iv) For purposes of determining the Contribution
                            percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                       (v) For purposes of determining the Contribution Percentage test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of a twelve-month period beginning on the day after the close of the Plan Year.

                       (vi) The Employer shall maintain records sufficient to
                            demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified matching Contributions, or both, used in such test.

                      (vii) The determination and treatment of the
                            Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

             (b)  Discretionary Matching Contributions.

                  (1) In addition to the Matching Employer Contribution for a Plan Year set forth in Section 2.02(a), for each Plan Year in which the Employer has a Net Profit, the Employer, in its sole discretion, may make a discretionary Matching Contribution by increasing the percentage of its Matching Employer Contribution on the first three percent (3%) of Compensation deferred by Qualifying Participants who made Elective Deferrals under the salary reduction agreements described in
                       Section 2.02 for the Plan Year.

                  (2) For each Plan Year in which the Employer has negative retained earnings, the Employer may, in its sole discretion, make a Matching Employer Contribution to Qualifying Participants who made Elective Deferrals under the salary reduction agreements described in
                       Section 2.02 for the Plan Year in such amounts as the Employer shall determine.

             (c)  Special Allocation Rules.

                  (1) For allocation purposes, a Qualifying Participant is a Participant who:

                       (i) is an Employee of the Employer on the last day of the Plan Year,

                      (ii)  has died during the Plan Year,

                     (iii)  became Disabled during the Plan Year,

                      (iv) terminated employment with the Employer during the Plan Year after attainment of Normal Retirement Age, or

                       (v) terminated employment with the Employer during the Plan Year due to the sale by the Employer to an entity that is not an Affiliated Employer of a subsidiary or unincorporated division whose employees were Participants in the Plan prior to such sale.

                  (2) The provisions of this paragraph shall be effective for a Plan Year if, but for the application of this paragraph, the Plan would fail to satisfy the coverage rules of either Code Section 401(a)(26) or Code
                       Section 410(b) for the Plan Year. In such event, the requirements that a Participant must be an be employed by the Employer on the last day of the Plan Year in order to receive an allocation shall be disregarded by allocating Employer Contributions to Participants who would otherwise be excluded on the following basis:

                       (i)  First, an allocation of the Employer
                            Contributions shall be made to the Accounts of certain Participants who were not Highly Compensated Employees and who were employed by the Employer on the last day of the Plan Year. The allocation shall be made to such Participants one at a time in order, according to the number of Hours of Service credited to such Participants during the Plan Year, beginning with the Participant credited with the largest number of Hours of Service for the Plan Year. The allocation shall continue until the coverage rules are satisfied or until all such Participants have received an allocation, whichever occurs first.

                       (ii) If the Plan fails to satisfy the coverage rules
                            for a Plan Year after the application of the preceding subparagraph, then an allocation of the Employer Contributions shall be made to the Accounts of certain Participants who were Employees during the Plan Year but who were not employed by the Employer on the last day of the Plan Year. The allocation shall be made one at a time in the same order and manner described in the preceding subparagraph.

                  (3) A Participant whose employment is terminated with the Employer shall be considered to have automatically elected to discontinue his salary reduction agreement as of the date that the termination becomes effective. Compensation paid by the Employer to such Participant after such effective date of termination shall not be subject to any salary reduction.

             (d) Maximum Amount of Employer Contributions. For purposes of determining the maximum amount which may be contributed for a Plan Year, both the Elective Deferrals permitted by
                  Section 2.02(a) and the Employer Contributions permitted by
                  Section 2.02 and this Section 2.03 shall be considered together. In no event, however, shall the Employer contribute more than the maximum amount for such Plan Year which may be contributed on a deductible basis for federal income tax purposes including any deductible amounts which may be carried forward or backward under the applicable provisions of the Code. Contributions for each Plan Year shall be paid not later than the latest permissible date for the making of such contributions on a deductible basis for such Plan Year for federal income and excess profits tax purposes as may be prescribed from time to time by the applicable provisions of the Code. Except as otherwise specified, the Employer shall make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412 and 417. The Employer's determination of its contributions shall be binding on all Participants, the Trustee and the Administrator. The Trustee shall have no right or duty to inquire into the amount of the Employer Contributions or the method used in determining the amount of such contribution but shall be accountable only for the funds actually received by it.

   2.04 Employee Contributions. No voluntary contributions by Participants shall be permitted other than Elective
             Deferrals.

   2.05      Forfeitures.   Any forfeitures allocable for a Plan Year shall
             first be used to satisfy the amount of any Employer Matching Contributions for such Plan Year or for future Plan Years.

   2.06      Adjustment of Accounts.

             (a) General. As of the end of each Plan Year, or more frequently as determined by the Plan Administrator, the Trustee shall adjust the net credit balances in the Accounts of Participants in the Trust, upward or downwards pro rata, so that the aggregate of such net credit balances will equal the net worth of the trust fund as of the valuation date, using fair market values as determined by the Trustee and reported to the Plan Administrator, after such net worth has been reduced by any expenses, withdrawals, distributions and transfers chargeable to the Trust which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting and such determinations when so made by the Trustee and any determinations by the Plan Administrator based on them shall be conclusive and binding upon all persons having an interest under the Plan. If fair market value is not available for certain assets, the Trustee shall use fair appraised value or such other valuation which, in the opinion of the Trustee, best reflects the value of such Plan assets.

             (b)  Special Valuations.

                  (1) If any of the assets of the Plan are invested with an insurance company or other investment manager, such investment manager shall render an accounting with respect to such Plan assets. Such accounting shall be delivered to the Trustee and the Plan Administrator as soon as feasible after the valuation date or dates established by the Plan Administrator. The accounting shall include complete information about all amounts for which such investment manager is responsible.

                  (2) If the Plan Participants are directing the investment of all or a portion of their Accounts, the Trustee shall allocate earnings and losses for the directed portion of each Participant's Account based on those investments selected by each Plan Participant.

   2.07      Limitations on Annual Addition to Account.   The following rules
             shall apply concerning the maximum amount which may be allocated to a Participant under the Plan:

             (a) For purposes of the plan, "Annual Addition" shall mean the sum of the following amounts allocated to a Participant's Account for the Limitation Year:

                  (1)  Employer contributions,

                  (2)  Employee contributions,

                  (3)  Forfeitures, and

                  (4) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
                       Section 419(e) of the Code, maintained by the Employer.

             (b) The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (1)  the Defined Contribution Dollar Limitation, or

                  (2) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

             (c) The compensation limitation referred to in Section 2.07(b)(ii) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition under Section 415(l)(1) or Section 419A(d)(2) of the Code.

             (d) For purposes of Section 2.07(b), "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

             (e) If, due to reasonable error in estimating a Participant's annual compensation, or due to the allocation of forfeitures or under such other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of relief, any annual addition in excess of the limitations set forth in this
                  Section 2.07 will be disposed of as follows:

                  (1) Any Elective Deferrals made by the Participant will be returned to the Participant as permitted by Treas. Reg. Section 1.415-6(b)(6)(iv).

                  (2) If after the application of paragraph (1) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (3) If after the application of paragraph (2) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions may be made to the Plan for the Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                                   ARTICLE III

                  Retirement, Disability and Hardship Benefits

   3.01      Retirement and Disability Distributions.     A Participant shall
             be entitled to distribution of his Account upon the occurrence of any one of the following events:

             (a) Retirement from the service of the Employer after attainment of Normal Retirement Age.

             (b) Retirement from the service of the Employer as a result of becoming Disabled.

             The amount of the Account to be distributed to the Participant shall be determined as of the day of the Plan Year immediately preceding the date the distribution is scheduled to take place. The amount of the distribution shall not be entitled to any share of the earnings of the Plan or interest from the period between such valuation date and the date of distribution. However, the amount of the distribution shall include any Elective Deferrals made by the Participant between the valuation date and the date of distribution. A Participant's right to his Account shall be nonforfeitable within the meaning of Code
             Section 411(a)(1) upon either attaining Normal Retirement Age while in the service of the Employer or becoming Disabled while in the service of the Employer.

   3.02 Form of Benefit Payment. The Account shall be paid to the Participant in one of the following forms as the Participant shall select:

             (a)  A single sum, or

             (b) Equal monthly, quarterly, semi-annual, or annual installments from the Plan.

             (c) Direct transfer of the Participant's Account by the Trustee to the trustee of another retirement plan which is qualified to receive such a transfer under the relevant provisions of the Code or a Direct Rollover pursuant to the provisions of Article VI.

             If the Participant's Account has investments acquired by the Plan pursuant to the Participant's exercise of a power of self-direction, the distribution to the Participant of his vested Account shall include all such investments or the net proceeds of such investments.

   3.03 Commencement of Benefits. Unless the Participant otherwise elects by submitting to the Plan Administrator a written statement, signed by the Participant which describes the benefit and a later date on which the payment of such benefits shall commence, payment of benefits shall begin no later than the one hundred twentieth (120th) day after the close of the Plan Year in which the Participant becomes entitled to distribution of benefits under Section 3.01. There are four exceptions to this rule:

             (a) If the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, to the extent not prohibited by the Code or ERISA and valid regulations thereunder, the beginning of such distribution may be delayed until 60 days after such Participant has been located. Such distribution will be retroactive to 60 days after the end of the Plan Year in which retirement or disability occurs. No interest or allocation of earnings shall be due to a Participant for the period commencing on the valuation date described in Section 3.01 and ending on the date the distribution is made.

             (b) If a Participant has not been located within seven (7) years from the date that such Participant's benefits under this Plan first become payable, the Participant's Account shall be deemed abandoned and shall be used to reduce future Employer Contributions to the Plan. If at any time a Participant whose Account was deemed abandoned and so used is located, the Employer shall restore the amount of such Account to the Trustee for distribution to the Participant. The Participant shall not be entitled to any interest or allocation of earnings on such amount from the date of abandonment to the date of distribution.

             (c) The Participant may elect to receive a distribution of the Participant's Account at any time after the Participant's termination of employment with the Employer. If the value of a Participant's vested Account balance derived from Employer and Employee Contributions either exceeds $3,500.00 as of the day of the Plan Year on which the Participant's service terminated or at the time of any prior distribution exceeded $3,500.00, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. An Account Balance is immediately distributable if any part of the Account Balance could be distributed to the Participant before the Participant attains or would have attained the later of Normal Retirement Age or age 62. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant (or surviving spouse) of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

             (d) No Participant will be permitted to defer the commencement of benefits beyond the April 1st in the calendar year immediately following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

   3.04 Hardship Withdrawal. Distributions of Elective Deferrals made by the Participant (and any earnings credited to a Participant's Account as of the end of the last Plan Year ending before July 1, 1989) may be made on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant. Such a distribution shall not exceed the amount required to meet the immediate financial need created by the hardship and may not be made to the extent that other financial resources of the Participant are reasonably available.

             (a) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                  (1) Expenses incurred or necessary for medical care, described by Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152);

                  (2) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                  (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, the Participant's spouse, children, or dependents; or

                  (4) Purchase (excluding mortgage payments) of a principal residence for the Participant.

             (b) A distribution will be treated as necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

                  (1) The distribution is not in excess of the amount of the immediate and financial need of the Participant (including amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution;

                  (2) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                  (3) The Participant's Elective Deferral contributions will be suspended for twelve (12) months after receipt of the hardship distribution and may resume as of the first day of the calendar quarter (January 1, April 1, July 1 or October 1) immediately following the expiration of such twelve (12) month suspension period;

                  (4) The Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution; and

                  (5) The Participant shall not be eligible to receive a Matching Employer Contribution for the Plan Year during which the Participant receives a hardship distribution.

             (c) The determination of existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made by a person or persons designated by the Plan Administrator.

             (d) All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the Plan Administrator and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom.

             (e) Processing of applications and distributions of amounts under this Section, on account of a bona fide financial hardship, must be made as soon as administratively feasible.

                                   ARTICLE IV

                                 Death Benefits

   4.01 Amount of Death Benefit. The Beneficiary of a Participant who dies prior to receiving benefits under the Plan shall be entitled to receive death benefits as provided in this Article
             IV. A Beneficiary shall be 100% vested in a deceased Participant's Account if the Participant dies while in the service of the Employer, or if a retired or disabled Participant dies after termination of employment but before the commencement of any retirement or disability benefits under this Plan. A Beneficiary of a Section 5.01 terminated Participant who dies after termination of employment (but prior to payment of benefits) shall be vested in the Account of such Participant in the same percentage that such deceased Participant was vested pursuant to the provisions of Section 5.01 of the Plan.

   4.02 Payment of Death Benefit. The amount of the Account payable to a Beneficiary under this Article IV shall be determined as of the day of the Plan Year immediately preceding the date the distribution is scheduled to take place. The amount of the distribution shall not be entitled to any share of the earnings of the Plan or interest from the period between such valuation date and the date of distribution. However, the amount of the distribution shall include any Elective Deferrals made by the Participant between the valuation date and the date of distribution. The time for payment of benefits to the Beneficiary of a deceased Participant shall be governed by the provisions of Article VI. The form of such benefit shall be a lump sum distribution unless the Beneficiary is the Participant's surviving spouse. If the Beneficiary is the Participant's surviving spouse, such Beneficiary may elect either of the options set forth in Section 3.02. If the Participant's Account has investments acquired by the Plan pursuant to the Participant's exercise of a power of self-direction, the distribution to the Beneficiary of the Participant's vested Account shall include all such investments or the net proceeds of such investments.

   4.03      Beneficiary Designations.     The Participant's vested
             Account will automatically be paid to the Participant's surviving spouse. However, if there is no surviving spouse or if the surviving spouse has already consented to another Beneficiary in a writing witnessed by a plan representative or notary public, then the Participant's vested Account will be paid to the Participant's designated Beneficiary. The term "surviving spouse" includes the former spouse of a Participant to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. Subject to the spousal consent provisions of this Section 4.03, each Participant shall have the right to designate and change his Beneficiary or contingent Beneficiary. Such right shall be exercised by the Participant in writing on forms provided by the Plan Administrator. If there is no surviving spouse and the Participant has not made an effective Beneficiary designation, then the Participant's surviving children, both natural and adopted, shall be deemed to be equal beneficiaries. If there are no surviving children, the estate of the Participant shall be the Beneficiary.

                                    ARTICLE V

                              Termination Benefits

   5.01      Vesting Schedule.

             (a) Participation Prior To January 1, 1990. This provision shall apply to a Participant who became a Participant in the Plan prior to January 1, 1990. Except as provided in
                  Section 5.04, each such Participant shall have at all times a 100% vested interest in such Participant's Account.

             (b) Participation after December 31, 1989. This provision shall apply to a Participant who becomes a Participant in the Plan after December 31, 1989. Each such Participant unless he dies, becomes Disabled or terminates employment after Normal Retirement Age shall have a Vested Interest in his Account derived from Employer Contributions pursuant to
                  Section 2.03 in accordance with the following schedule:



          YEARS OF VESTING SERVICE       VESTED INTEREST IN
                                         ACCOUNT
    Less than 1 year                              0%


    1 year but less than  2 years                20%

    2 years but less than 3 years                40%
    3 years but less than 4 years                60%

    4 years but less than 5 years                80%

    5 years or more                             100%


   5.02 Determination of Vested Benefit. The amount of the Participant's vested Account shall be determined as of the last day of the Plan Year in which the Participant's termination of employment takes place unless the Trustee has selected a more recent valuation date pursuant to Section 2.06. The amount of the distribution shall not be entitled to any share of the earnings of the Plan or interest from the period between such valuation date and the date of distribution. However, the amount of the distribution shall include any Elective Deferrals made by the Participant between the valuation date and the date of distribution. The value of both the vested and nonvested portions of the Account of such a terminated Participant shall be continue to be maintained and adjusted pursuant to Section
             2.06 until the vested portion of such Account is paid to the Participant under the provisions of Section 5.03, and until the nonvested portion of the Account is redistributed pursuant to the forfeiture provisions of this Section 5.02 and Section 2.05. If a Participant is not reemployed by the end of the fifth Plan Year immediately following the Plan Year in which termination of employment took place and no distribution of his vested Account balance has taken place, the nonvested portion of such Participant's Account shall be closed and the forfeiture shall be used as of the end of such Plan Year as provided in Section
             2.05. However, if a distribution of the Participant's vested Account takes place, the value of the nonvested portion of the Participant's Account shall be forfeited as of the last day of the Plan Year in which such distribution occurs. For purposes of this Section, if the value of the Participant's vested Account balance is zero, the Participant will be deemed to have received a distribution of such vested Account balance. If:

             (a) a Section 5.01 terminated Participant is re-employed by the Employer at any time prior to the end of the fifth Plan Year following the Plan Year in which the distribution of the Participant's vested Account occurs; and

             (b) such Section 5.01 terminated Participant received a distribution of a portion of his Account which was less than the value of said Account derived from Employer Contributions; and

             (c) such Participant repays the full amount that was received before the end of the fifth (5th) Plan Year following the Plan Year in which the distribution of the Participant's vested Account occurred, then the amount of such Participant's Account shall be restored to the amount on the date of distribution and such Participant shall be vested therein in accordance with the vesting schedule previously set forth in Section 5.01. If a Participant is deemed to receive a distribution pursuant to this Section (both vested and nonvested portions), and the Participant resumes employment covered under this Plan before the end of the fifth (5th) consecutive Plan Year in which the Participant's termination of employment took place, the amount of such Participant's Employer derived Account balance will be restored to the amount on the date of such deemed distribution upon the reemployment of such Participant.

             The Participant's repayment period will commence after each termination of employment until the Participant has no service with the Employer for five (5) consecutive Plan Years. The repayment period of a Participant who is entitled to Hours of Service credit due to maternity or paternity leave will commence after each termination of employment until the Participant has no service with the Employer for six (6) consecutive Plan Years.

   5.03      Payment of Vested Interest.

             (a)  General Rule.  Subject to the consent requirements of
                  Section 5.03(c), a Participant's vested Account shall be paid to the Participant no later than one hundred twenty
                  (120) days after the end of the Plan Year in which the Participant's termination of employment takes place. If the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, to the extent not prohibited by the Code or ERISA and valid regulations thereunder, the beginning of such distribution may be delayed until 60 days after such Participant has been located. If a Participant does not consent to a distribution, the Participant shall have a right to elect to receive a distribution in any subsequent Plan Year within one hundred twenty (120) days after the end of such Plan Year. The Participant may elect to receive such distribution in any of the ways specified in Section 3.02.

                  The amount of the Account to be distributed to the Participant shall be determined as of the day of the Plan Year immediately preceding the date the distribution is scheduled to take place. The amount of the distribution shall not be entitled to any share of the earnings of the Plan or interest from the period between such valuation date and the date of distribution.

             (b) Cash-Out of Small Accounts. If a Participant terminates service, and the value of the Participant's vested Account derived from Employer and Employee Contributions is not greater than $3,500 as of the day of the Plan Year on which the Participant's service terminated, the Participant will receive a distribution of the value of the entire vested portion of such Account in a lump sum and the nonvested portion will be treated as a forfeiture. Such distribution will be made no later than one hundred twenty (120) days after the end of the Plan Year in which the Participant's termination of service took place. The amount of the Account to be distributed to the Participant shall be determined as of the day of the Plan Year immediately preceding the date the distribution is scheduled to take place. The amount of the distribution shall not be entitled to any share of the earnings of the Plan or interest from the period between the valuation date and the date of distribution.

             (c) Consent For Certain Distributions. If the value of a Participant's vested Account balance derived from Employer and Employee Contributions either exceeds $3,500.00 as of the day of the Plan Year on which the Participant's service terminated or at the time of any prior distribution exceeded $3,500.00, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. An Account Balance is immediately distributable if any part of the Account Balance could be distributed to the Participant before the Participant attains or would have attained the later of Normal Retirement Age or age 62. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant (or surviving spouse) of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

             (d) Exceptions to Consent Requirements. Notwithstanding the provisions of Section 5.03(c), the consent of the Participant shall not be required to the extent that a distribution is a cash-out described in Section 5.03(b) or is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account Balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

             (e) Exclusion for Certain Employee Contributions. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible Employee Contributions within the meaning of Code Section of the Code.

             (f) Participant-Directed Investments. If the Participant's Account has investments acquired by the Plan pursuant to the Participant's exercise of a power of self-direction, the distribution to the Participant of his vested Account shall include all such investments or the net proceeds of such investments.

                                   ARTICLE VI
                            Distribution Requirements

   6.01        General Rules.

             (a) The requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

             (b) All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of
                  Section 1.401(a)(9)-2 of the proposed regulations.

   6.02 Required Beginning Date. The entire interest of a participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

   6.03      Limits On Distribution Periods.    As of the first distribution
             calendar year, distributions, if not made in a single sum, may only be made over one of the following periods

             (a)  the life of the Participant,

             (b)  the life of a Participant and a designated Beneficiary,

             (c) a period certain not extending beyond the life expectancy of the Participant, or

             (d) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

             No other forms of distribution such as an annuity shall be permitted.

   6.04      Determination of Annual Distribution Amount.  If the
             Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

             (a) If a Participant's vested Account balance is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

             (b) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined form the table set forth in Q&A-4 of
                  Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 6.04(a) as the relevant divisor without regard to Proposed Regulation Section 1.401(a)(9)-2.

             (c) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of the distribution calendar year.

   6.04      Death Distribution Provisions.

             (a)  Distribution Beginning Before Death.    If the Participant
                  dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

             (b)  Distribution Beginning After Death.     If the Participant
                  dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                  (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                  (2) If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and
                       (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                  If the Participant has not made an election pursuant to this Section 6.04 by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

             (c) For purposes of Section 6.04(b) above, if the Surviving Spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.04(b) shall be applied as if the Surviving Spouse were the Participant.

             (d) For purposes of this Section 6.04, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.04(c) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to
                  Section 6.04(b) above).

   6.05      Definitions.

             (a) Applicable Life Expectancy. The life expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If Life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

             (b) Designated Beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with Code
                  Section 401(a)(9) and the proposed regulations under such Code Section.

             (c)  Distribution Calendar Year.   A calendar year for which a
                  minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section
                  6.04 above.

             (d) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

                  Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 6.04(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

             (e)  Participant's Benefit.

                  (1) The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                 (2) For purposes of paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

             (f) Required Beginning Date. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

   6.06      Transitional Rule.

             (a) Notwithstanding the other requirements of this Article, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (1) The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a beneficiary of such Employee.

                  (3) Such designation was in writing, was signed by the Employee or the beneficiary, and was made before January 1, 1984.

                  (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (5) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

             (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

             (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6.06(a)(1) and 6.06(a)(5).

             (d) If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations under such Code Section. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations under such Code Section, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the Proposed Regulations under Code Section 401(a)(9) shall apply.

   6.07      Direct Rollover.

             (a) General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision shall be effective for Plan Years commencing after December 31, 1992.

             (b) Special Definitions. For purposes of this Section 6.07, the following definitions shall apply:

                  (1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)() of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in
                       Section 408(a) of the Code, an individual retirement annuity described in Section 409(b) of the Code, an annuity plan described in Section 403(a) of Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

   6.08 Waiver of 30 Day Notice Requirement. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given provided that:

             (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

             (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE VII

                               Plan Administration

   7.01 Allocation of Fiduciary Powers. Each of the Fiduciaries shall have only those specific powers and responsibilities that are specifically given to them under the Plan. The Employer shall have the exclusive responsibility for making the contributions provided for herein, the exclusive power to appoint and remove the Trustee and the Plan Administrator, and the exclusive power to amend or terminate this Plan, and the Employer shall have no other power or responsibilities. The Trustee shall have the exclusive authority, discretion and responsibility to manage and control the assets of the Plan, and the Trustee shall have no other responsibilities other than those provided in this Plan. The Plan Administrator shall have the exclusive authority and responsibility to control and manage the operation and administration of this Plan in accordance with the terms and conditions described in this Plan, and to exercise all fiduciary functions provided in the Plan or necessary to the operation of the Plan except such functions as are assigned to other Fiduciaries pursuant to this Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required to inquire into the propriety of any such direction, information or other action.
             It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary except in circumstances where ERISA imposes liability for the breach of a co-Fiduciary. No Fiduciary guarantees the trust fund in any manner against investment loss or depreciation in asset value except in circumstances where ERISA imposes liability for such loss or depreciation.

   7.02 Plan Administrator. The Plan shall be administered by the Plan Administrator who shall be appointed by and serve at the pleasure of the Board of Directors of the Employer. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the trust fund. However, if such expenses result from claims made against a Participant's Account, then such expenses shall be charged to and paid out of such account. Claims against a Participant's Account shall include, but not be limited to, domestic relations orders (whether or not qualified domestic relations orders under Code Section 414(p)) and spousal distribution rights under the Retirement Equity Act of 1984
             (REA).

   7.03      Claim Procedure.    A Participant or Beneficiary may claim any
             benefits due under the Plan by mailing to the last known address of the Plan Administrator a written application outlining to the best of the claimant's knowledge or ability, the nature, amount and form of such benefit. The Plan Administrator shall make all determinations as to the right of any person to a benefit under the Plan. In accordance with regulations of the Secretary of Labor issued under Section 503 of ERISA, the Plan Administrator establishes the following claims procedure:

             (a) The Plan Administrator shall review each claim by a Participant for benefits under the Plan.

             (b) If a claim is wholly or partially denied, notice of the denial meeting the requirements of Section 7.03(c) shall be furnished to the claimant within a reasonable time after the claim has been filed.

             (c) The Plan Administrator shall provide to any claimant who is denied a claim for benefits a written notice setting forth in a manner calculated to be understood by the claimant the following:

                  (1)  the specific reason or reasons for the denial;

                  (2) specific reference to pertinent plan provisions on which the denial is based;

                  (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation why the material or information is necessary;

                  (4) an explanation of the plan's claim review procedure, as set forth in Sections 7.03(d) and 7.03(e) of this Agreement.

             (d)  The purpose of the review procedure set forth in this
                  Section 7.03(d) and in Section 7.03(e) is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim in order to obtain a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative:

                  (1) may request a review upon written application to the Board of Directors of the Employer;

                  (2)  may review pertinent Plan documents or agreements; and

                  (3)  may submit issues and comments in writing.

                  A claimant (or his duly authorized representative) shall request a review by filing a written application for review at any time within sixty (60) days after receipt by the claimant of written notice of the denial of his claim.

             (e) A decision on review of a denial of a claim shall be made in the following manner:

                  (1) the decision on review shall be made by the Board of Directors of the Employer which may in its discretion hold a hearing on the denied claim. The Board of Directors will make its decision promptly unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review; and

                  (2) a decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant and specific references to the Plan provisions on which the decision is based.


   7.04 Reporting and Disclosure. The Plan Administrator shall exercise such authority and responsibility as it deems necessary in order to comply with the reporting and disclosure requirements of ERISA and any valid governmental regulations issued under such Act relating to the preparation and filing of all reports and registrations required to be filed by the Plan with any governmental agency; compliance with all disclosure requirements imposed by state or federal laws; maintenance of all records of the Plan other than those required to be maintained by other Fiduciaries; and the preparation and delivery of all reports, information and notifications required to be given to Participants or Beneficiaries in accordance with state or federal laws.

   7.05      Plan Administrator's Duties and Powers. The Plan
             Administrator shall have such duties and powers as may be necessary to discharge its duties, including, but not by way of limitation, the following:

             (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

             (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

             (c) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

             (d) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

             (e) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

             (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the trust fund from the Trustee;

             (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

             The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or to fail to apply any requirements of eligibility for a benefit under the Plan.

   7.06      Administrative Rules.    The Plan Administrator may adopt such
             rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Upon making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

   7.07      Directions to Trustee.  The Plan Administrator shall

             issue directions to the Trustee concerning all benefits which are to be paid from the trust fund pursuant to the provisions of the Plan.

   7.08 Benefit Applications. The Plan Administrator may require a Participant to complete and file an application for a benefit, to complete all other forms furnished by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator.

                                  ARTICLE VIII

                                   The Trustee

   8.01 Resignation and Removal. The Trustee may resign by a written instrument addressed to the Employer. The Employer may remove the Trustee by a written instrument addressed to the Trustee. Appointments to vacancies shall be made by the Employer and any successor Trustee shall evidence its acceptance of such appointment by written instrument addressed to the Employer. Within sixty (60) days after receipt of the written acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee, the funds and properties then constituting the trust fund together with the proper accounting for such items. If such accounting is not objected to within 60 days after the receipt by the Employer or the successor Trustee, the Trustee shall be deemed to be discharged of all duties under the Plan except to the extent otherwise provided by law.

             If the Trustee is a corporation at any time it shall be merged, or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, whether state or federal, or shall be reorganized or reincorporated in any manner, then the resulting or acquiring corporation shall be substituted for such corporate Trustee without the execution of any instrument and without any action upon the part of the Employer, any Participant or Beneficiary, or any other person having or claiming to have an interest in the trust fund or under the plan.

   8.02 Information to be Furnished to Trustee. The Employer and the Plan Administrator shall furnish to the Trustee such information as required or desirable for the purpose of enabling the Trustee to carry out the provisions of the Plan and the Trustee may rely upon such information as being correct.

   8.03      Accounting.    The Trustee shall keep accurate and detailed
             accounts of investments, receipts, disbursements and other transactions under this Plan and all such accounts and other records relating to it shall be open to inspection and audit at all reasonable times by any person designated by the Employer or the Plan Administrator. Within sixty (60) days following the close of the Plan Year and within sixty (60) days after the removal or resignation of the Trustee and the acceptance of appointment by a Successor Trustee as provided in Section 8.01, the Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation. To the extent permitted by law, but subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Employer may require an accounting or bring any action against the Trustee with respect to the trust fund or its actions as Trustee.

   8.04 Trustee's Right to Judicial Settlement. Notwithstanding any other provision of this Article, the Trustee shall have the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the trust fund, the only necessary parties in addition to the Trustee shall be the Employer and the Plan Administrator. If the Trustee so elects, it may bring in any other person or persons as a party or parties defendant.

   8.05 Trustee's Expenses. To the extent not paid by the Employer, expenses incurred by the Trustee in the performance of its duties under the Plan, including reasonable compensation for agents and for the services of counsel rendered to the Trustee and related expenses and all other proper charges and disbursements of the Trustee including all taxes that may be levied or assessed under existing or future laws shall be paid by the Trustee out of the Plan. Such expenses shall constitute a charge upon the Plan. However, if the Trustee's expenses result from claims made against a Participant's Account, then such expenses shall be charged to and paid out of such account. Claims against a Participant's Account shall include, but not be limited to, domestic relations orders (whether or not qualified domestic relations orders under Code Section 414(p)) and spousal distribution rights under the Retirement Equity Act of 1984
             (REA).

   8.06      Payment of Benefits to Incompetent.     If any benefit
             under the Plan is payable to a minor or other legally incompetent person, the Trustee shall not require the appointment of a guardian, but shall be authorized to pay the same to any person having custody of such minor or incompetent person, to pay to such minor or incompetent person without the intervention of the guardian, or to pay the same to a legal guardian of such minor or incompetent person if one has already been appointed.

   8.07 Trustee's Investment Powers. Subject to the fiduciary responsibility provisions of ERISA, the Trustee shall have the following powers in connection with the investment of the trust fund:

             (a) To invest or reinvest all or any part of the trust funds in any real or personal property as the Trustee may deem advisable, including but not limited to:

                  (1) any securities normally traded by and obtainable through a stockbroker or "over the counter" dealer or on a recognized exchange;

                  (2) any shares of an investment company registered under the Investment Company Act of 1940, as amended; and

                  (3) any securities issued or guaranteed by the United States of America or any of its instrumentalities or States or of any county, city, town, village, school district, or other political subdivision of any of said States;

             (b)  To sell or exchange any part of the assets of the Plan.

             (c) To vote in person or by proxy the securities and investment company shares which it holds as Trustee and to delegate such power.

             (d) To consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities and investment company shares which it holds as Trustee, and, in such connection, to delegate its powers, and to pay all assessments, subscriptions and other charges.

             (e) To retain in cash and keep unproductive of income such amount as the Trustee may deem advisable in the Trustee's discretion and the Trustee shall not be required to pay interest on such cash balances or on cash in the Trustee's hands pending investment.

             (f) To sell, exchange, convey or transfer any property at any time held by the Trustee upon such terms as the Trustee may deem advisable and no person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the propriety of any such transaction.

             (g) To enter into, compromise, compound and settle any debt or obligation due to or from the Trustee and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation.

             (h) To cause any bonds, stocks or other securities held by the Trustee to be registered in or transferred into the Trustee's name as Trustee or the name of its nominee or nominees, or to hold them unregistered or in form permitting transferability by delivery, but at all times with full responsibility for such securities as Trustee.

             (i) To borrow money upon such terms and conditions as may be deemed advisable to carry out the purposes of the trust and to pledge securities or other property in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee under the Plan by way of overdrafts or otherwise on a temporary basis on which no interest is payable.

             (j) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees or to otherwise deal with any real property or interest in real property including, but not limited to, the following:

                  (1) renew or extend or participate in the renewal or extension of any mortgage;

                  (2) agree to the reduction in the interest on any mortgage or other modification or change in terms of any mortgage or guarantee of any mortgage in any manner and upon such terms as may be deemed advisable; and

                  (3) waive any defaults whether in performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure.

             (k) To invest all or part of the trust fund in interest-bearing deposits with the Trustee, or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan as defined in ERISA, including but not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate.

             (l) To employ suitable agents, accountants and counsel and to pay their reasonable expenses and compensation.

             (m) To transfer, at any time and from time to time, such part or all of the trust fund as the Trustee deems advisable to the trustee of any trust which has been qualified under
                  Section 401(a) and is exempt under Section 501 (a) of the Code, and which is maintained by it as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts, and to withdraw any part or all of the trust fund so transferred. If such a transfer is made, the provisions of any such trust shall be deemed a part of this Agreement to the extent that they shall not be inconsistent with the provisions of this Agreement.

             (n) To make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers.

             (o) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the trust fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the trust fund.

             (p) To settle, compromise or abandon all claims and demands in favor of or against the trust fund.

             (q) To appoint and/or employ business entities and/or individuals to act as investment advisers and/or managers on behalf of this Plan in order to manage any portion or all of the assets of this Plan. However, the appointment of such an investment adviser and/or manager: (1) shall be subject to the approval of the Employer, and (2) will render any such investment adviser and/or manager who is appointed a fiduciary under this Plan to the extent of such adviser's and/or manager's investment duties and responsibilities to the Plan, and (3) in no event shall cause the assets of this Plan to be taken out of Trust or cause the Trustee to be eliminated.

             (r) To approve, devise and/or implement a system or policy to permit Participants and/or Beneficiaries of this Plan an election, which election shall be granted to all Participants and/or Beneficiaries in a nondiscriminatory manner, to exercise investment control over a portion or all or their Accounts. If a Participant or Beneficiary does not choose to exercise such investment control, the Trustee shall continue to invest the Account of such Participant or Beneficiary. If the Participant or the Beneficiary directs the Trustee to invest some or all of that portion of the Participant's or Beneficiary's Account in an investment which is prohibited by the terms of the Plan, the direction of the Participant or the Beneficiary shall be deemed to control and the Trustee shall have no liability for violating the terms of the Plan by following the Participant's or the Beneficiary's investment instructions. If a Participant or a Beneficiary exercises investment control over the assets in such person's Account, no Fiduciary shall be subject to liability for any loss or any breach of the fiduciary responsibility standards of ERISA.

                  The following shall also apply:

                  (1) All investment directions shall be made in the way required by the Trustee and shall contain such information as the Trustee shall require. In the discretion of the Trustee, any such form which is incomplete or unclear will be ineffective and may be treated by the Trustee as if no such investment direction had been given. Within a reasonable period of time from its receipt of an investment direction, the Trustee shall either accept the direction as sufficient or reject the direction as insufficient. The Trustee shall provide written confirmation of its decision and shall explain to the Participant why any rejected investment direction was insufficient. No Fiduciary shall incur any liability for any failure to act upon an investment direction so long as the investment direction was implemented within a reasonable period after the Trustee's determination of its sufficiency.

                 (2) The Trustee may refuse to implement any investment direction that would cause the Plan or any Fiduciary to engage in a transaction prohibited under ERISA unless an exemption is obtained. The Trustee may also refuse to implement any investment direction that would generate unrelated business income or unrelated debt-financed income taxable to the Plan under the Code. The Trustee shall refuse to implement any investment direction which would violate the provisions of Section 8.08 concerning securities laws restrictions.

             (s) To accept a rollover contribution to be credited to an Employee's Account (which portion of such Account shall always be 100% vested) to the extent that such rollover contribution is permitted under then existing Code provisions.

             (t) To accept a transfer of funds from the trustee of a plan which is tax qualified under the relevant provisions of the Code to be credited to an Employee's Account (which portion of such Account shall always be 100% vested).

             (u) To follow the directions of any investment committee appointed by the Employer so long as such directions do not require any action to be taken which would be prohibited by the fiduciary responsibility provisions of ERISA or would be contrary to the specific provisions of the Plan. The Employer shall, in its sole discretion, establish and appoint the members of such investment committee and furnish appropriate notification to the Trustee. If the Employer does not establish an investment committee, the Trustee shall continue to exercise the Trustee's investment responsibilities and powers as provided in this Article.

             (v) To invest up to one hundred percent (100%) of the fair market value of the Plan in qualifying Employer securities consisting of stock of the Employer or of any affiliate of the Employer within the meaning of ERISA Section 407(d)(7). Such investment shall only be made, however, upon the direction of individual Participants pursuant to the provisions of Section 8.07(q) and Section 8.08 and at a price determined by the Trustee in accordance with the fiduciary requirements of ERISA. Shares of stock acquired by the Trustee pursuant to such direction shall be allocated to each Participant's Account as soon as possible after acquisition. Such shares are referred to as allocated shares. The following provisions shall apply to the voting of allocated shares:

                  (1) In connection with each meeting of stockholders of the Employer or any affiliate each Participant shall be given the opportunity to provide the Trustee with instructions regarding the voting of the Participant's allocated shares credited to the Participant's Account. The Trustee shall vote such shares in accordance with such instructions. All stock of the Employer or any affiliate owned by the Plan but not yet allocated to the Account of a Participant shall be voted by the Trustee so as to reflect, to the extent the Trustee determines it to be possible to do so, the voting directions of the Participants who provided instructions. All allocated shares in respect of which voting instructions shall not have been received from Participants within the time specified by the Trustee shall not be voted.

                  (2) In connection with a tender offer or a request or invitation for tenders of, allocated stock made to the Trustee (the "offer"), the Trustee shall furnish to each Participant a notice of such event together with a copy of the offer, and a form by which the Participant may direct the Trustee whether or not to tender the stock allocated in the Participant's Account in the Plan pursuant to the offer.

                       The Trustee shall tender or not tender such shares in accordance with such instructions. All shares of stock of the Employer or any affiliate owned by the Plan but not yet allocated to the Account of a Participant shall be tendered in the same proportion as the number of allocated shares as to which the Trustee received timely directions to tender bears to the number of allocated shares as to which the Trustee shall have received timely directions either to tender or not tender, counting a non-response by a Participant for this purpose as a decision not to tender. All allocated shares for which tender instructions were not received from Participants within the time specified by the Trustee shall not be tendered.

                  (3) Reasonable means shall be employed to provide secrecy and confidentiality respecting each Participant's voting and tender instructions. The Trustee, in consultation with the Plan Administrator, shall establish (and modify and amend) reasonable procedures for implementing the foregoing provisions concerning voting rights and tender instructions.

                  (4) The Trustee shall have no responsibility to investigate or evaluate any offer and shall be entitled to respond to any offer solely on the basis of this Section 8.07(v) and the procedures described in such Section. Any shares of stock of the Employer or any affiliate which shall be tendered by the Trustee but which for any reason are not purchased pursuant to the offer shall be restored to the Trust.

   8.08 Securities Law Restrictions. If the Plan Administrator determines that any election with respect to a contribution into or reallocation of funds into or out of qualifying employer securities might violate applicable securities laws or create a liability for Participants under such laws or is for any other reason known to the Plan Administrator contrary to the best interests of Participants (including Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended), the Plan Administrator may, in its sole discretion, suspend or limit the right of any Participants to make or change investment elections.

   8.09      Form of Plan Contributions.   The Trustee shall receive any
             Employer Contributions paid to the Trustee in cash or in the form of such other property as the Trustee may from time to time deem acceptable and which shall have been delivered to the Trustee. Elective Deferrals shall only be paid in cash. The Employer shall make contributions in such manner and at such times as shall be appropriate. The Trustee shall not be responsible for the calculation or collection of any Employer Contributions or Elective Deferrals under or required by the Plan, but shall be responsible only for property received by it pursuant to this Plan.

   8.10 Payments Made at Direction of Plan Administrator. The Trustee shall, on the written directions of the Plan Administrator, make payments out of the trust fund to such persons, in such amounts and for such purposes as may be specified in the written directions of the Plan Administrator. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Plan Administrator. Any written direction of the Plan Administrator shall constitute a certification that the distribution or payment so directed is one which the Plan Administrator is authorized to direct.

                                   ARTICLE IX

                            Fiduciary Responsibility

   9.01      Fiduciary Standards.     Each Fiduciary shall discharge his
             duties under the Plan solely in the interest of the Participants and their Beneficiaries and (1) for the exclusive purpose of providing benefits for such Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the Plan insofar as the Plan is consistent with the provisions of ERISA. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The requirements set forth above shall not be deemed to be violated merely because the Trustee invests the trust funds partly or wholly in (1) shares of a mutual fund, or (2) shares of a pooled investment fund maintained by a bank.

   9.02      Situs of Plan Assets.    Except as authorized by
             regulations prescribed by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership of any Plan assets outside the jurisdiction of the District Courts of the United States.


                                    ARTICLE X

                         Exclusive Benefit Requirements

   10.01     Trustee's Receipt of Funds.   All Contributions to the Plan
             shall be transmitted directly or indirectly to the Trustee. All Contributions so received by the Trustee shall constitute trust funds and shall be held and managed and administered by the Trustee pursuant to the terms of the Plan.

   10.02 Plan Assets for Exclusive Benefit of Participants. The assets of this Plan shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

   10.03 Return of Employer Contributions. Section 10.02 to the contrary notwithstanding, Employer Contributions to the Plan may be returned only in the following circumstances:

             (a) In the case of a Contribution which is made by an Employer by a mistake of fact, such Contribution may be returned to the Employer within one year after the payment of the Contribution.

             (b) If a Contribution is conditioned on the initial qualification of the Plan under the relevant provisions of the Code or the qualification of the Plan as the result of an amendment then, to the extent that the deduction is disallowed, such Contribution may be returned to the Employer within one year after the date of denial of qualification of the Plan.

             (c) If a Contribution is conditioned upon the deductibility of the Contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, such Contribution may be returned to the Employer within one year after the disallowance of the deduction.

                                   ARTICLE XI

                         Plan Termination and Amendments

   11.01     Termination or Partial Termination.     While it is the
             intention of the Employer that the Plan shall be permanent, the Employer reserves the right to terminate it. Such termination shall become effective upon receipt by the Trustee of a written instrument of termination signed by the Employer. Upon termination of the Plan or upon a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, or upon a complete discontinuance of Contributions under the Plan, the rights of all affected Employees to their Accrued Benefits shall become nonforfeitable. The Trustee may retain benefits under the Plan until a Participant dies, retires, or otherwise terminates employment, or shall distribute such benefits to the Participants as soon as practicable.

   11.02 Limitations on Amendments by Employer. This Plan may be amended by the Employer in writing at any time, provided, however, that such amendment:

             (a) shall not increase the duties of the Trustee without its written consent.

             (b) shall not affect directly or indirectly the vesting schedule under the Plan unless each Participant having not less than 3 Years of Vesting Service is permitted to elect to have his nonforfeitable percentage in his Account computed under the Plan without regard to such amendment. The election period shall commence on the date the amendment is adopted and end no earlier than the latest of the following dates:

                  (1) The date which is sixty (60) days after the day the amendment is adopted,

                  (2) The date which is sixty (60) days after the day the amendment becomes effective, or

                  (3) The date which is sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

                  Notwithstanding the foregoing, a Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment shall not be entitled to any election under this subparagraph (b).

             (c) shall not revise the funding method under the Plan unless such revised funding method has been approved by the Internal Revenue Service.

             (d) shall not revise the Plan Year unless such Plan Year revision is approved by the Internal Revenue Service.

             (e) shall not decrease a Participant's Account or eliminate an optional form of distribution for amendments signed after July 30, 1984.

   11.03 Amendments Required for Qualification. Any provision of this Plan may be amended in any respect, without regard to the limitations set forth in Section 11.02 above, if the amendment is required for initial or continued qualification of the Plan under Section 401(a) of the Code. Such amendment may be made retroactive if permitted by the Internal Revenue Service under the authority contained in Section 401(b) of the Code.

   11.04 Participant's Consent to Amendment. Except as otherwise provided in this Article, neither the consent of a Participant nor that of any Beneficiary is required for any amendment to the Plan consistent with the provisions of Sections 11.02 and 11.03.

                                   ARTICLE XII

                            Other Required Provisions

   12.01 Plan Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities from this Plan to any other plan, each Participant in this Plan shall be entitled to receive (in the event of termination of this Plan or its successor immediately after such merger, consolidation or transfer) a benefit which is not less than the benefit he would have been entitled to receive had this Plan terminated immediately prior to such merger, consolidation or transfer.

   12.02 Nonalienation of Benefits; Qualified Domestic Relations Orders. No benefit or interest available under the Plan will be subject to assignment or alienation either voluntarily or involuntarily. Effective for Plan Years beginning after December 31, 1984, the preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. If the Plan receives a qualified domestic relations order, the Plan Administrator may require the Trustee to distribute to the alternate payee the portion of the Participant's Account which is subject to such qualified domestic relations order before the Participant's attainment of his earliest retirement age as defined in Code Section 414(p) or such Participant's separation from the service of the Employer. Such distribution shall be made in the form of a cash lump sum distribution to the alternate payee if the present value of the benefit to be paid does not exceed $3,500.00. If the present value of the benefit to be paid exceeds $3,500.00, the alternate payee must consent in writing to such earlier distribution in the form of a cash lump sum distribution.

   12.03 Form of Benefit Payments. Whenever benefits become payable under the Plan, the same may be paid directly by the Trustee in cash or in kind to a Participant or his Beneficiary.

                                  ARTICLE XIII

                              Loans to Participants

   13.01     Trustee's Authority.     The Trustee is authorized and directed
             to establish a program for the Plan to make loans to Plan Participants in accordance with Section 408(b)(1) of ERISA.
             Such program shall be in writing and shall contain the terms and conditions set forth in this Article XIII as well as such other terms and conditions the Trustee shall specify in a separate document or documents.

   13.02     Amount of Loan.

             (a) The Trustee may, if the Plan Administrator approves, lend to such Participant who is a party in interest within the meaning of ERISA Section 3(14) an amount of money not to exceed the lesser of:

                  (i)  50% of the value of the vested Account or

                 (ii)  $50,000.00.

             (b) For the purposes of the foregoing limits, the Plan Administrator shall take into account the outstanding balance of all other loans made to the Participant from the Plan and all other loans made to the Participant from Plans of Employers which are deemed to be related under the provisions of Code Section 414. All loans shall be subject to the approval of the Plan Administrator who shall thoroughly investigate each application for a loan. For purposes of this Article, a loan shall be deemed to include assignments or agreements to assign or pledges or agreements to pledge any portion of the Participant's Account.

   13.03 Loan Terms and Conditions. The Plan Administrator shall have the final and exclusive right to determine the propriety and the amount of any loan to be made and the amount within the maximum limit. In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

             (a) The minimum amount of any loan shall be $1,000.00. An application for a loan shall be made in writing by a Participant to the Plan Administrator whose action thereon shall be final. A married Participant's Spouse must consent to the use of the Account Balance as security for the loan. Spousal Consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan Representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account Balance is used for negotiation, renewal, or other revision of the loan.

             (b) The period of repayment of any loan shall be set by the Plan Administrator (after consultation with the Participant) but such period shall not exceed five (5) years. The sole exception to the five (5) year repayment requirement is that a longer period of repayment may be permitted if the loan proceeds are used to acquire a dwelling unit which within a reasonable time period (determined at the time the loan is made) will be used as the principal residence of the Participant.

             (c) Any loan shall by its terms require that repayment (principal and interest) be amortized over level payments, not less frequently than quarterly, over the repayment period.

             (d) No loan may be made to any shareholder-employee as defined in Code Section 1379 as in effect on the day before the date of the enactment of the Subchapter S Revision Act of 1982.

             (e) Each loan shall be made against adequate security and the loan shall be evidenced by a Promissory Note in the amount
                  of the loan including interest   payable to the Trustee.
                  If the Participant's vested Account balance is used as security, no more than fifty percent (50%) of such vested Account balance may be considered as security for the outstanding balance of all loans from the Plan to such Participant.

             (f) Each loan shall bear interest at a rate fixed by the Plan Administrator and the Trustee and, in determining the interest rate, the Plan Administrator and the Trustee may take into consideration interest rates being charged by local financial institutions. The Plan Administrator shall not discriminate among Participants in the matter of interest rates and amount of security. However, loans granted at different times or for different loan periods, may have different terms and conditions if in the opinion of the Plan Administrator, the difference in terms and conditions is justified by changes in general economic conditions or other relevant factors.

             (g)  Any loan may be prepaid in full at any time.

             (h) The Plan Administrator shall establish a method by which loans must be repaid by payroll deduction in equal amounts over the loan period sufficient to fully amortize the loan within the permissible repayment period.

             (i) Loans shall be made available to all Participants on a reasonably equivalent basis.

             (j) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the provisions of the Plan.

             (k) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Plan Participants.

             (l) If a valid spousal consent has been obtained in accordance with 13.03(b), then, notwithstanding any other provision in this Plant the portion of the Participant's vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account Balance shall be adjusted by first reducing the vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

   13.04 Accounting for Loans. A loan to a Participant shall be treated as an investment of the funds credited to such Participant's Account. The Participant's Account balance shall be reduced by an amount equal to the principal amount of such loan. Such Account balance will be restored as principal amounts of the loan are repaid by the Participant. All interest payments by the Participant will be credited to his Account. The Trustee or Plan Administrator (or a person or entity appointed by the Plan Administrator) shall provide in a uniform and nondiscriminatory manner for an equitable allocation of trust fund earnings or losses with respect to such Participant's Account as provided in
             Section 2.06 based on the average fund balance of such Account during the Plan Year, or based on a selected valuation date or dates during the Plan Year.

                                   ARTICLE XIV

                                  Miscellaneous

   14.01 Nonguarantee of Employment. No Employee of the Employer nor anyone else shall have any rights against the Employer or the Trustee as a result of this agreement except those expressly granted to them under this agreement. Nothing in this agreement shall be construed to give any Participant the right to remain an Employee of the Employer.

   14.02 Construction of Agreement. This agreement may be executed and/or conformed in any number of counterparts, each of which shall be deemed an original and shall be construed and enforced according to the laws of the state in which the agreement is executed to the extent not inconsistent with the applicable provisions of the Code or ERISA.

   14.03     Duration of Plan.   Subject to the provisions contained in this
             agreement with respect to earlier termination, the trust created under this agreement shall continue in existence for the longest period permitted by law.

   14.04 Illegality. In case any provisions of this agreement shall be held illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining parts of this agreement but this agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted.

                                   ARTICLE XV

                                 Top Heavy Rules

   15.01 Effective Date. The provisions of this Article XV shall be applicable to the Plan for any Plan Years beginning after December 31, 1983 and will supersede any conflicting provision in the Plan.

   15.02 Determination of Top Heavy Status. The Plan will be deemed to be top heavy if, as of the determination date, the aggregate of the Individual Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Individual Accounts of all Employees under the Plan. The Account of a Participant who has not performed any service for the Employer during the 5 year period ending on the Determination Date will be disregarded.
             The Plan Administrator shall be responsible for making the determination of whether the Plan is top heavy for any Plan Year. In carrying out this responsibility, the Plan Administrator shall use the Present Value of each Participant's Account as of the Determination Date. For purposes of making the determination of top heavy status the Plan Administrator shall include any Required Aggregation Group of plans. The determination of top heavy status may be made by means of top heavy ratios which are either precisely in accord with Code
             Section 416 or which are not precisely in accord with Code
             Section 416 but which mathematically prove that the Plan is not top heavy. For purposes of this Section 15.02, the top heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key-Employees as of the Determination Date (including any part of any account balance distributed in the five year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the top heavy ratio are to be adjusted to reflect any contribution which is due but unpaid on the Determination Date. If the Plan Administrator chooses the latter method, any top heavy ratios used must conform to the requirements of Code Section 416 and the regulations promulgated thereunder.

             The following definitions apply for purposes of this Section
             15.02:

             (a) "Determination Date" for any Plan Year means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.

             (b) "Employer" means all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414 (c)), or of an affiliated service group (as defined in Code
                  Section 414(m)), of which the Employer is a part. However, the aggregation rules under Code Sections 414 (b), (c) and
                  (m) do not apply for determining ownership of the Employer for purposes of determining who is a Key Employee under the Plan.

             (c) "Key Employee" means as of any Determination Date, any Employee or former Employee who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is an officer of the Employer, one of the Employees owning the 10 largest interests in the Employer, a more than 5% owner of the Employer, or a more than 1% owner of the Employer who has annual compensation of more than $150,000. An officer is any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer and such Individual's annual Compensation exceeded 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code. In determining one of the Employees owning the 10 largest interests in the Employer, Employees having Compensation at least equal to the dollar limitation specified under
                  Section 415(c)(1)(A) of the Code shall be taken into account. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer), will apply to determine ownership in the Employer. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code Section 416(i)(1) and the regulations under that Code Section.

             (d) "Non-Key Employee" means an Employee who does not meet the definition of a Key Employee.

             (e) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plan maintained by the Employer, but only if such Group would satisfy in the aggregate, the requirements of Code Section 401(a)(4) and Code Section 410. The Plan Administrator shall determine which plan to take into account in determining the Permissive Aggregation Group.

             (f) "Present Value" means the sum of the account balance as of the most recent valuation date and an adjustment for contributions due as of the determination date.

             (g)  "Required Aggregation Group" means:

                  (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the 5 year period ending on the Determination Date (regardless of whether the Plan was terminated); and

                  (2) Any other qualified Plan of the Employer which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

             (h) "Valuation Date" means the annual date on which Plan assets must be valued for purpose of determining the value of account balances. The valuation date for the Plan shall be the most recent valuation date within a twelve (12) month period ending on the Determination Date.

   15.03     Effect of Top Heavy Status.   If the Plan is determined to be
             top heavy as of a Determination Date, the following rules shall apply:

             (a) The vesting schedule contained in Section 5.01 shall be automatically amended by deleting said vesting schedule and replacing it with the following vesting schedule:


    YEARS OF VESTING SERVICE          VESTED INTEREST IN
                                      ACCOUNT
    Less than 2 years                          0%

    2 years but less than 3                   20%

    3 years but less than 4                   40%
    4 years but less than 5                   60%

    5 years but less than 6                   80%

    6 years or more                          100%

               (b) A five percent (5%) owner as described in Code Section 416(i) must receive distribution of his benefits under the Plan commencing no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 regardless of whether such individual actually retires from employment with the Employer.

               (c) This provision will only apply to Participants employed by the Employer on the last day of the Plan Year. The Employer Contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or the largest percentage of the first $200,000.00 of the key employee's compensation, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to complete a specified minimum number of Hours of Service.

                                   ARTICLE XVI

                                   Definitions

             The following words and phrases when used in this Agreement shall have the following meanings, unless the context clearly indicates otherwise:

16.01     Account: An account maintained by the Trustee on behalf of a
               Participant which shall reflect the following:

               (a)  the value derived from all Employer Contributions; and

               (b)  the value of all Elective Deferrals by Employees.

   16.02 Actual Deferral Percentage: For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid over to the Trustee on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year) Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under this Plan or other plans of the Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals; and (2) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions.
          For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

16.03 Aggregate Limit: The sum of (a) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan and (b) the lesser of 200% or two plus the lesser of such ADP or ACP.

16.04 Average Contribution Percentage: The average of the Contribution Percentages of the Eligible Participants in a group.

16.05 Base Contribution Percentage: The percentage of compensation contributed by the Employer under the Plan with respect to that portion of each Participant's compensation not in excess of the integration level specified in Section 2.03(b).

16.06 Beneficiary: A person or entity designated in accordance with this Plan to receive benefits from the Plan upon the death of a Participant.

16.07 Break-in-Service: Any consecutive twelve (12) month computation period following an Employee's date of hire by the Employer (or date of rehire by the Employer, if applicable) or any consecutive twelve (12) month computation period following an anniversary of such date of hire or rehire, as the case may be, during which the Employee's employment with the Employer has been terminated (for at least part of such computation period) and in which the Employee does not complete more than five hundred (500) Hours of Service. "Date of hire" or "Date of rehire" shall mean the first day on which the Employee completes at least one Hour of Service for the Employee after being hired or rehired.

16.08 Code: The Internal Revenue Code of 1986, as amended from time to time.

16.09 Compensation: The amount actually paid by the Employer to an Employee for the Plan Year as remuneration for services rendered and which is required to be reported as wages on the Participant's Form W-2. Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125, 402(a)(8), 402(h) or 403(b).

          For Plan Years beginning prior to January 1, 1994, the annual compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under
          Section 415(d) of the Code.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendant of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000.00 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

16.10 Contribution Percentage: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

16.11 Contribution Percentage Amounts: The sum of the Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may also include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

16.12 Disabled: A disabled Participant is a Participant who is, in the opinion of a licensed physician selected or approved by the Plan
          Administrator:

               (a) unable to engage in any substantial gainful activity by reason of a physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration; or

               (b) has permanently lost, or lost the use of, a member or function of the body or has been permanently disfigured.

               Payments made under this Plan to a Disabled Participant are intended by the Employer to be payments under an accident and health plan within the meaning of Code Sections 105(c) and 105(e). Such payments will be computed with reference to the nature of the injury without regard to the period the Participant is absent from work.

16.13     Effective Date: January 1, 1984.

16.14 Elective Deferrals: Employer Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement or other mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code
          Section 457, any plan described under Code 501(c)(18), and any employer contributions made on the Participant's behalf for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

 16.15 Eligible Participant: Any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

16.16 Employee: A person employed by the Employer including leased employees within the meaning of Code Section 414(n)(5) but excluding:

               (a)  An independent contractor or a self-employed individual;

               (b) An employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, where there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer; and

               (c) An employee who is a non-resident alien deriving no earned income from the Employer which constitutes income from sources within the United States.

               Employment shall not be deemed to have been terminated where an employee is on leave of absence if such leave of absence is granted pursuant to uniform rules established by the Employer and if all Employees in similar circumstances are treated alike and the Employee returns to employment with the Employer within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an authorized leave of absence if the Employee meets all of the requirements of federal law in order to be entitled to reemployment and the Employee returns to employment with the Employer within the period provided by federal law.

               Notwithstanding the foregoing, if such leased employees constitute less twenty percent (20%) of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(1)(c)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in
               Section 414(n)(5) of the Code.

               The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

               A leased employee shall not be considered an employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of Compensation, as defined in Section 16.09 of the Plan, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income tax under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (b) if leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

16.17 Employer/Affiliated Employer: The "Employer" named above, any succeeding entity and any other entity which adopts the Plan with respect to its Employees with the consent of such establishing Employer. For purposes of this Plan, a Participant shall receive credit for all service with the Employer and with any other entity which adopts the Plan with respect to its Employees with the consent of the establishing Employer. In addition, if such an Employee ever becomes a Participant hereunder, service to be counted for Plan purposes shall include service for the Employer in a class of Employees otherwise ineligible for participation under this Plan. For purposes of applying the provisions of Code Sections 401, 408(k), 410, 411, 415 and 416, all employees of Affiliated Employers shall be treated as employed by a single employer. An "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 416(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c) with the Employer;, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). In any case where an Employer is maintaining the Plan of a predecessor Employer, service for such predecessor shall be treated as service for the Employer.

16.18 Employer Contributions: Contributions made by the Employer to the Plan.

16.19 Excess Aggregate Contributions: With respect to any Plan Year, the excess of:

          (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by deducting contributions made on behalf of High Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

          Such determinations shall be made after first determining Excess Elective Deferrals pursuant to Section 2.02(f) and then determining Excess Contributions pursuant to Section 2.02(g).

16.20     Excess Contributions: With respect to any Plan Year, the excess of:

          (a) The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly
               Compensated Employees for such Plan Year, over

          (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

16.21 Excess Contribution Percentage: The percentage of Compensation which is contributed by the Employer under the Plan with respect to that portion of each Participant's Compensation in excess of the integration level specified in Section 2.03(b).


16.22 Excess Elective Deferrals: Those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

16.23     Family Member: An individual described in Section 16.25 of the
          Plan.

16.24 Fiduciaries: The Employer, the Trustee and the Plan Administrator, but only to the extent of the specific responsibilities allocated to each of them under the Plan. Any person or entity may serve in more than one fiduciary capacity with respect to the Plan.

16.25 Highly Compensated Employee: An individual who is either a highly compensated active Employee or a highly compensated former Employee.

          A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received compensation from the Employer in excess of $75,000.00 (as adjusted pursuant to Section 415(d) of the Code); (b) received compensation from the Employer in excess of $50,0000.00 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (b) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

          If no officer has satisfied the compensation requirement of
          (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated Employee.

          For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

          A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a highly compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten highly compensated Employee. For purposes of this Section, family member includes the spouse, lineal ancestors and descendants of the Employee or former Employee and the spouses of such lineal ancestors and descendants.

          The determination of who is a highly compensated Employee, including the determinations of the number and identify of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

16.26     Hour of Service: An "Hour of Service" shall include:

               (a) Each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties during the applicable computation period. These hours shall be credited to the Employee for the computation period in which the duties were performed.

               (b) Each hour for which an Employee is paid, or entitled to payment by the Employer, either directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but excluding payments under a plan maintained solely for the purpose of complying with workmen's compensation, unemployment compensation, or disability insurance laws and also excluding payments for medical or medically related expenses. No more than 501 Hours of Service shall be credited under this paragraph (b) or paragraph (c) for any single continuous period (whether or not such period occurs in a single computation period).

               (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Further, no more than 501 Hours of Service shall be credited for payment of back pay to the extent it is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties. These Hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

               (d) Hours of Service under paragraphs (a), (b), and (c) shall be interpreted and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated by this reference.

               (e) Effective for Plan Years beginning after December 31, 1984, the following provision applies for purposes of determining Hours of Service for participation and vesting purposes in a computation period. An individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph (e), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent the Participant from receiving credit for less than 501 Hours of Service, or
                    (2) in all other cases, in the following computation period.

16.27 Matching Contributions: An Employer contribution made to the Plan or any other defined contribution plan for the Plan Year on behalf of a Participant on account of the Participant's Elective Deferrals.

16.28 Net Profit: The amount of net profit earned by the Employer (or consolidated net income for an affiliated group of Employers) for the particular taxable year before making contributions to this Plan other than Elective Deferrals and prior to deductions for taxes or income but excluding extraordinary items and as determined in accordance with generally accepted accounting principles.

16.29 Non-Highly Compensated Employee: An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

16.30     Normal Retirement Age: Normal Retirement Age shall be age 59-1/2.

16.31 Participant: An Employee who satisfies the eligibility requirements set forth in this Plan.

16.32 Plan: The defined contribution plan and trust known as the Holiday Rambler Corporation Employees' Retirement Plan as amended from time to time.

16.33 Plan Administrator: The Employer or any person, committee or entity appointed by the Employer whose purpose shall be to administer the Plan.

16.34 Plan Limitation Year: The twelve (12) month period used for computing the limitations imposed by Code Section 415. The Employer elects to use the Employer's fiscal year as the Plan Limitation Year.

16.35 Plan Year: Any fiscal year of the Employer which ends on a date subsequent to the Effective Date.

16.36 Qualified Matching Contributions: Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

16.37 Qualified Nonelective Contributions: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

16.38     Trustee: The "Trustee" as named above and any successors.

16.39 Year of Service: A twelve (12) month period during which the Employee has not less than 1,000 Hours of Service. The initial eligibility computation period shall be the twelve (12) consecutive month period beginning with the employment commencement date. If an Employee fails to complete 1,000 Hours of Service in the twelve
          (12) consecutive months beginning with the employment commencement date, the eligibility computation period shall be the Plan Year which includes the first anniversary of the employment commencement date, and, where additional eligibility computation periods are necessary, succeeding Plan Years. An Employee's employment commencement date shall be deemed to be the day on which the Employee first completes an Hour of Service with the Employer.

16.42 Year of Vesting Service: A Plan Year during which the Employee has not less than 1,000 Hours of Service. Except for Plan Years in which the Employee did not elect to make Elective Deferrals, all Years of Vesting Service of an Employee shall be aggregated for purposes of determining the vested interest of an Employee under the Plan including service with the Employer while a member of an ineligible class of Employees. However, for purposes of determining the vested interest of a Participant in Matching Contributions, no Year of Vesting Service will credited for any Plan Year in which the Participant fails to make Elective Deferrals to the Plan.

          Under no circumstances shall any of the foregoing definitions be interpreted or construed in a manner which shall be inconsistent with ERISA or the Code or any valid regulations issued under them.